Exhibit 99.1

EARNINGS RELEASE

Contact:  Kevin M. Hackett

Ezenia! Inc.

Investor Relations

investorrelations@ezenia.com

EZENIA! INC. Announces 2009 Third Quarter Financial Results

Nashua, N.H., November 12, 2009 — Ezenia! Inc. (OTCBB: EZEN.OB), a leading market provider of real-time situation awareness, command and control solutions for corporate and government networks, today reported its financial results for the third quarter ended September 30, 2009.

Revenue was approximately $819,000 for the third quarter of 2009 and $2.7 million for the nine months ended September 30, 2009, a decrease of 53.1% and 48.7% from the same periods ended September 30, 2008, respectively.  Loss of revenue from the Intelligence Community (IC) and Department of Defense (DoD), due primarily to collaborative products sponsored and offered free of charge by the Defense Information System Agency (DISA) to these customers, continues to adversely impact our sales of new and renewal InfoWorkSpace licenses.

Operating results yielded losses of approximately $901,000 for the third quarter and $2.8 million for the nine months ended September 30, 2009, compared to losses of $747,000 and $2.3 million for the same periods in 2008, respectively.  Operating costs declined to approximately $1.4 million for the third quarter and $4.4 million for the nine months of the year ended September 30, 2009, compared to $1.8 million and $5.5 million for the same periods ended September 30, 2008, respectively.  The decline in spending is attributed to continued reductions in employee-related costs, consulting fees, and occupancy expenses.

Net losses were approximately $864,000, or ($0.06) per share, for the third quarter and $2.8 million, or ($0.19) per share, for the nine months of the year ended September 30, 2009, as compared to net losses of approximately $748,000, or ($0.05) per share, and $2.2 million, or ($0.15) per share, for the same periods in 2008, respectively.

“The decrease in revenue this quarter and for the nine months of the year is directly attributable to the booking shortfalls of new and renewal subscription licenses. We continue to experience severe difficulty, having to compete against offerings sponsored by DISA to the same customers free of charge. Even when customers decide to purchase InfoWorkSpace, the purchasing process can be delayed through elaborate approval procedures,” noted Mr. Khoa Nguyen, Chairman and Chief Executive Officer of Ezenia.  “Combined with the uncertain economic conditions and reluctance of customers in adjacent markets to spend, Ezenia faces lengthened sales cycles in commercial and non-military segments.  In the meantime, we continue to focus on further reducing operating expenses, where possible, minimizing cash consumption while striving to return the company to profitability.”

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About Ezenia! Inc.

Ezenia! Inc. (OTC Bulletin Board: EZEN.OB), founded in 1991, is a leading provider of real-time collaboration solutions, bringing new and valuable levels of interaction and collaboration to corporate networks and eGovernment. By integrating voice, video and data collaboration, the Company’s award-winning products enable groups to interact through a natural meeting experience regardless of geographic distance. Ezenia! products allow dispersed groups to work together in real time using powerful capabilities such as instant messaging, white boarding, screen sharing and text chat. The ability to discuss projects, share information, and modify documents allows users to significantly improve team communication and accelerate the decision-making process. More information about Ezenia! Inc. and its product and service offerings can be found at the Company’s Web site, http://www.ezenia.com.

Note to Investors Regarding Forward-Looking Statements

Statements included herein that are not historical facts may be considered forward-looking statements. You can identify these forward-looking statements by use of the words “expects,” “anticipates,” “estimates,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” and similar words.  Such forward-looking statements, which include statements regarding the Company’s business and financial outlook,  expense control and cash preservation efforts, pursuit of sales opportunities and resulting effects, and long-term strategy, involve risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements. These risks and uncertainties include the considerations that are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, such as the evolution of Ezenia!’s market, dependence on the United States government as its largest customer and on other major customers, continued funding of defense programs by the United States government and the timing of such funding, uncertainties associated with procurement processes and on-going bidding activities for government programs, rapid technological change and competition within the collaborative software market, the Company’s reliance on third-party technology, protection of its propriety technology, customer acceptance of IWS and other new products including the acceptance of IWS in the commercial market, retention of key employees, stock price volatility, the Company’s history of liquidity concerns and operating losses, and other considerations that are discussed further in such report. You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made.  The Company disclaims any obligation to update forward-looking statements after the date of such statements.

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Note: Ezenia! is a registered trademark of Ezenia! Inc., and the Ezenia! Logo and InfoWorkSpace are trademarks of Ezenia! Inc.  Additional information on Ezenia! and its products is available at http://www.ezenia.com.

EZENIA! INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share related data)

(Unaudited)

	September 30,	December 31,
	2009	2008
Assets
Current assets
Cash and cash equivalents	$5,253	$6,774
Accounts receivable, less allowances of $28 at September 30, 2009 and at December 31, 2008	194	771
Prepaid software licenses	1,072	1,125
Prepaid expenses and other current assets	190	186
Total current assets	6,709	8,856

Deposits	15	15
Equipment and improvements, net	162	243
Total assets	$6,886	$9,114

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$226	$257
Accrued expenses	1,754	1,674
Accrued restructuring	228	287
Accrued employee compensation and benefits	233	150
Deferred revenue	1,248	1,326
Total current liabilities	3,689	3,694

Stockholders’ equity
Preferred stock, $.01 par value, 2,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.01 par value, 40,000,000 shares authorized, 15,417,754 issued and 14,658,217 outstanding at September 30, 2009 and December 31, 2008	154	154
Capital in excess of par value	66,129	65,586
Accumulated deficit	(60,141)	(57,375)
Treasury stock at cost, 759,537 shares at September 30, 2009 and December 31, 2008	(2,945)	(2,945)
Total stockholders’ equity	3,197	5,420
Total liabilities and stockholders’ equity	$6,886	$9,114

EZENIA! INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share related data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenues
Product revenue	$794	$1,680	$2,656	$5,211
Product development revenue	25	65	59	82
	819	1,745	2,715	5,293
Cost of revenues
Cost of product revenue	260	663	1,111	2,027
Cost of product development revenue	10	6	24	6
	270	669	1,135	2,033

Gross profit	549	1,076	1,580	3,260

Operating expenses
Research and development	454	533	1,414	1,598
Sales and marketing	293	565	827	1,658
General and administrative	603	497	1,869	1,748
Depreciation	33	45	118	165
Occupancy and other facilities-related expenses	67	82	199	244
Restructuring charge	—	101	—	101
Total operating expenses	1,450	1,823	4,427	5,514

Loss from operations	(901)	(747)	(2,847)	(2,254)

Interest income	10	37	40	129
Other income (expense)	27	(38)	41	(60)
	37	(1)	81	69

Net loss	$(864)	$(748)	$(2,766)	$(2,185)

Basic and diluted loss per share:
Basic	$(0.06)	$(0.05)	$(0.19)	$(0.15)
Diluted	$(0.06)	$(0.05)	$(0.19)	$(0.15)
Weighted average common shares:
Basic	14,658,217	14,608,696	14,658,217	14,641,891
Diluted	14,658,217	14,608,696	14,658,217	14,641,891